   SERVICES ACQUISITION CORP. INTERNATIONAL SETS SHAREHOLDER MEETING DATE AND
             ANNOUNCES MAILING OF PROXIES TO SHAREHOLDERS OF RECORD

                  SACI AND JAMBA EXTEND MERGER TERMINATION DATE

Charlotte, NC.--(BUSINESS WIRE)--November 8, 2006 -- Services Acquisition Corp.
International (AMEX:SVI; AMEX:SVI.U; AMEX:SVI.WT; "SACI") has announced a shareholder meeting to vote on the proposed merger between SACI and Jamba Juice
Company to be held on November 28, 2006 at 10:00 a.m. at the offices of its counsel, Mintz Levin. Proxy materials are being mailed to shareholders who were holders of record as of October 24, 2006.

In order to facilitate the time needed for proxy distribution and shareholder notice, as well as to consummate the acquisition if shareholder approval is received, SACI and Jamba Juice Company jointly announced that they have extended the date upon which either party may terminate the merger agreement between them to December 8, 2006, from November 17, 2006.

Investors in its private placement financings have also approved extending their commitment date to December 8, 2006 from November 17, 2006.

Steve Berrard and Paul Clayton, the Chief Executive Officers of SACI and Jamba
Juice Company, respectively, jointly commented that, "We have worked very hard to complete this transaction and now, more than ever, are very excited about the potential and opportunities for the combined company. We look forward to building a great company and brand."

About SACI

SACI is a blank check company that was formed for the specific purpose of consummating a business combination. SVI raised net proceeds of approximately
$127 million through its initial public offering consummated in July 2005 and prior to the merger agreement with Jamba Juice Company had dedicated its time to seeking and evaluating business combination opportunities. The management of
SACI includes former executives from organizations such as Blockbuster
Entertainment Group, AutoNation and Boca Resorts.

About Jamba Juice Company

Jamba Juice Company is the category-defining leader in healthy blended beverages, juices, and good-for-you snacks. Founded in 1990 in California, today
Jamba Juice Company has more than 565 company and franchised stores in 23 states nationwide with 9,000 employees. For the nearest location or a complete menu including new All Fruit Smoothies, please call: 1-866-4R-FRUIT or visit the website at http://www.jambajuice.com

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995, about SACI, Jamba Juice
Company and the proposed merger. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of SACI's and Jamba Juice Company's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of SACI's stockholders to approve the plan and agreement of merger and the transactions contemplated thereby; the number and percentage of SACI stockholders voting against the proposed merger; changing interpretations of generally accepted accounting principles; continued
compliance with

government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Jamba Juice Company is engaged; demand for the products and services that Jamba Juice Company provides, general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in SACI's filings with the Securities and
Exchange Commission. The information set forth herein should be read in light of such risks. Neither SACI nor Jamba Juice Company assumes any obligation to update the information contained in this press release.

Additional Information and Where to Find It

In connection with the proposed merger and related proposals that will be voted on at the Special Meeting, SACI has filed a definitive proxy statement, dated
November 8, 2006, with the Securities and Exchange Commission which has been mailedto the stockholders of SACI who were stockholders as of the Record Date,
Ocotber 24, 2006. SACI's stockholders are urged to read the proxy statement and other relevant materials as they become available as they will contain important information about the merger with Jamba Juice Company and the related proposals.
SACI stockholders will be able to obtain a free copy of such filings at the
Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to
SACI, 401 East Las Olas Boulevard, Suite 1140, Fort Lauderdale, Florida 33301.

SACI and its officers and directors may be deemed to have participated in the solicitation of proxies from SACI's stockholders in favor of the approval of the merger and related private placement financing. Information concerning SACI's directors and executive officers is set forth in the publicly filed documents of
SACI. Stockholders may obtain more detailed information regarding the direct and indirect interests of SACI and its directors and executive officers in the acquisition and related private placement financing by reading the definitive proxy statement regarding the merger and private placement financing filed with the SEC on November 8, 2006.

CONTACT:
For SACI, Fort Lauderdale
Boardroom Communications, Inc.
Julie Silver, 954-370-8999

or

For Jamba Juice Company
Integrated Corporate Relations
Don Duffy, 203-682-8200
investors@jambajuice.com